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                                  EXHIBIT 23.5



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vertex Interactive, Inc. for the registration of 5,712,397 shares of its common stock and to the incorporation by reference therein of our report dated December 2, 1999, with respect to the combined financial statements of Portable Software Solutions Limited included in Vertex Industries, Inc.'s Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.

                                                              /s/Ernst & Young
Reading, England
December 18, 2000